As filed with the Securities and Exchange Commission on November 20, 1998.
                                           Registration No. 333-_____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           Thistle Group Holdings, Co.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

Pennsylvania                                                          23-2960768
------------                                                          ----------

(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                                6060 Ridge Avenue
                        Philadelphia, Pennsylvania 19128
                                 (215) 483-2800
                    (Address of principal executive offices)

               Thistle Group Holdings, Co. 1992 Stock Option Plan
               Thistle Group Holdings, Co. 1994 Stock Option Plan
               --------------------------------------------------
                            (Full Title of the Plans)

                               Richard Fisch, Esq.
                               Ruel B. Pile, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
            (Name, address and telephone number of agent for service)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================
Title of                                 Proposed            Proposed         Amount of
Securities to        Amount to       Maximum Offering    Maximum Offering    Registration
be Registered      be Registered      Price Per Unit         Price (2)         Fee (2)
-------------      -------------      --------------        -----------       --------
Common Stock
$.10 par value      222,064(1)             $(2)              $429,722          $126.77
==========================================================================================

(1) The maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the Thistle Group Holdings, Co. 1992 Stock Option Plan and the Thistle Group Holdings, Co. 1994 Stock Option Plan consists of 222,064 shares which are being registered under this Registration Statement and for which a registration fee is being paid.
(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. A total of 222,064 shares are being registered hereby, of which 111,032 shares are under option at an exercise price of $1.80 per share ($199,858 in the aggregate) and 111,028 shares are under option at an exercise price of $2.07 per share ($229,828 in the aggregate). The remaining 4 shares are not currently subject to options and are being registered based upon the closing price of the common stock of Thistle Group Holdings, Co. as reported on Nasdaq NMS on November 10, 1998, of $9.00 per share ($36 in the aggregate).

         Under Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

** THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.**

PROSPECTUS
----------

                                 222,064 Shares

                                 --------------

                           THISTLE GROUP HOLDINGS, CO.
                                  COMMON STOCK
                           (Par Value $.10 Per Share)

                                 --------------

               THISTLE GROUP HOLDINGS, CO. 1992 STOCK OPTION PLAN
               THISTLE GROUP HOLDINGS, CO. 1994 STOCK OPTION PLAN

                                 --------------

         This Prospectus relates to 222,064 shares of common stock, par value $.10 per share (the "Common Stock"), of Thistle Group Holdings, Co. (the "Company"), a Pennsylvania corporation which is the parent savings and loan holding company of Roxborough-Manayunk Bank (the "Bank"), which may be issued from time to time by the Company to holders of options granted or to be granted by the Company to selected officers, directors, key employees, and other persons of the Company and any subsidiary of the Company pursuant to the Thistle Group Holdings, Co. 1992 Stock Option Plan (the "1992 Option Plan") and the Thistle Group Holdings, Co. 1994 Stock Option Plan (the "1994 Option Plan"). Collectively, the 1992 Option Plan and the 1994 Option Plan are referred to herein as the Option Plans. Holders of options granted or to be granted under the Option Plans (the "Options") are referred to herein as "Optionees." Each offer made under the Option Plans pursuant to this Prospectus is made at the price and on the terms and conditions contained in the individual stock option agreements entered into between the Company and each Optionee.

         This Prospectus is for use as of the date hereof and in subsequent years. Information which is likely to change from year to year will be included in appendices to this Prospectus.

         The issued and outstanding Common Stock is traded in the over-the-counter market, and transactions are reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market System under the symbol "THTL." Shares of Common Stock which may be issued upon exercise of options granted or to be granted under the Option Plans, will also be traded in over-the-counter market. On November 10, 1998 the last reported sales price of the Common Stock in the NASDAQ System was $9.00 per share.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
                The date of this Prospectus is November 20, 1998

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

               Thistle Group Holdings, Co. 1992 Stock Option Plan and the Thistle Group Holdings, Co. 1994 Stock Option Plan

                                                         Page
                                                         ----

General Information on the Option Plans....................1

Administration.............................................2

Purpose....................................................2

Securities to be Offered...................................2

Eligibility to Participate in the Option Plans.............3

Purchases of Securities Pursuant to the Option Plans
 and Payment for Securities Offered........................3

  Stock Option Agreements..................................3
  Option Price.............................................3
  Limitations on Grant of Options..........................4
  Option Period............................................4
  Non-transferability......................................4
  Conditions of Exercise...................................4
  Payment for Options......................................4
  Cashless Exercise........................................5
  Issuance of Common Stock.................................5

Recapitalization, Merger, Consolidation, Change in
 Control and Similar Transactions..........................5

Amendment and Termination of the Option Plans..............6

Restrictions on Resale.....................................6

Federal Income Tax Consequences............................7

Annual Report to Shareholders..............................8

Additional Information.....................................8

Legal Opinion..............................................8

               Thistle Group Holdings, Co. 1992 Stock Option Plan and the Thistle Group Holdings, Co. 1994 Stock Option Plan


General Information on the Option Plans

         This Prospectus relates to 222,064 shares of the common stock ("Common Stock"), par value $.10 per share, of Thistle Group Holdings, Co. (the "Company"), which will be offered upon exercise of options granted or to be granted under the Thistle Group Holdings, Co. 1992 Stock Option Plan (the "1992 Option Plan") and the Thistle Group Holdings, Co. 1994 Stock Option Plan (the "1994 Option Plan"). The 1992 Option Plan and the 1994 Option Plan are collectively referred to herein as the Option Plans.

         As part of a corporate reorganization (the "Reorganization"), the Company was formed under the laws of the Commonwealth of Pennsylvania for the purpose of becoming a savings and loan holding company and became the parent corporation and sole shareholder of Roxborough-Manayunk Bank (the "Bank") in July of 1998. Prior to the Reorganization, the 1992 Option Plan and the 1994 Option Plan were known as the Roxborough-Manayunk Federal Savings Bank 1992 Stock Option Plan and the Roxborough-Manayunk Federal Savings Bank 1994 Stock Option Plan, respectively. Each of the Option Plans have been previously approved by the Bank's stockholders and have been amended to reflect the Reorganization.

         The 1992 Option Plan is to continue through April 13, 2003 and the 1994 Option Plan is to continue through December 30, 2004, unless either Option Plan is otherwise terminated earlier by the Company.

         Pursuant to the Option Plans, 222,064 shares of Common Stock were reserved for issuance by the Company upon exercise of Incentive Stock Options and/or Non-Incentive Stock Options (collectively referred to herein as "Options") awarded to officers, directors, key employees and other persons of the Company and any parent and subsidiary corporations. Options granted under the Plan may be either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options not so qualifying ("Non-Incentive Stock Option").

         Subject to certain limitations, no gain or loss is recognized for federal income tax purposes by the recipient of Options (the "Optionee") under the Option Plans upon the exercise of an Incentive Stock Option, and no tax deduction is available to the Company as a result of the exercise. Upon the exercise of a Non-Incentive Stock Option, the Optionee generally recognizes ordinary income to the extent that the exercise price is less than the fair market value of the Common Stock on the date of exercise. The Company is entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Optionee at the time of such income recognition.

         The Option Plans are not qualified under Section 401(a) of the Code and are both exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The statements herein concerning the terms and provisions of the Option Plans are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Option Plans as filed as Exhibit 4.1 to the Registration Statement of which this Prospectus is a part.

         Additional updating and other information with respect to the Option Plans and the Common Stock offered hereby may be provided in the future to Optionees by means of one or more supplements or appendices to this Prospectus. Additional information about the Option Plans (including a copy of the Option Plans), plan administration, and the Company may be obtained at the Company's principal offices, which are located at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128. The Company's telephone number is (215) 483-2800.

Administration

         The Option Plans are administered by a committee of the Company's Board of Directors (the "Committee"). The Option Plans provide that the Committee will consist of not less than three non-employee directors of the Company. The members of the Committee are appointed by the Board and serve at the pleasure of the Board. Members of the Committee shall be "disinterested" within the meaning of Rule 16b-3 promulgated under Rule 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

         Subject to the express provisions of the Option Plans and resolutions adopted by the Board, the Committee has authority to interpret the Plan, to prescribe, amend, and rescind the rules and regulations relating to the Option Plans, and to determine the form and content of Options to be issued under the Option Plans. In addition, the Committee is authorized to make all other determinations deemed necessary or advisable for the administration of the Option Plans and shall have and may exercise such other power and such authority as may be delegated to it by the Board from time to time. All decisions, determinations, and interpretations of the Committee shall be final and conclusive to all persons affected thereby.

         Additional information about the Plan and the Committee may be obtained from the Company at the address of the Company listed under "General Information on the Option Plans."

Purpose

         The purpose of the Option Plans is to promote the interests of the Company by attracting and retaining the best available personnel for positions of substantial responsibility to serve as officers, directors, and key employees of the Company and to provide additional incentive to such officers, directors, and key employees of the Company to promote the success of the Company's business.

Securities to be Offered

         The aggregate number of shares of Common Stock which may be issued pursuant to Options granted or to be granted under the Option Plans is 222,064 shares, subject to certain adjustments for changes in the capital structure of the Company, as described below. Any shares subject to an Option under the Option Plans which expire or are terminated unexercised will again be available for issuance under the Plan.

Eligibility to Participate in the Option Plans

         Options to purchase Common Stock under the Option Plans may be awarded to officers, directors, key employees, and other persons of the Company, the Bank, and any present or future parent or subsidiary corporations. Incentive Stock Options may only be granted to employees of the Company, the Bank, and any of their parent or subsidiary corporations. In selecting participants under the Option Plans (the "Participants") and in determining the number of Options to be granted to each Participant, the Committee may consider the nature of the services rendered by each Participant, each Participant's current and potential contribution to the Company, and such other factors as the Committee, in its sole discretion, shall deem relevant.

Purchases of Securities Pursuant to the Option Plans and Payment for Securities Offered

         Stock Option Agreements. The Options granted under the Option Plans are evidenced by stock option agreements (the "Option Agreements") substantially in the form of the Option Agreements filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Option Agreement, and any amendment thereto, will contain terms and conditions consistent with the requirements of the Option Plans as the Committee shall determine. The Option Agreements shall constitute the only form of reports which Participants shall receive related to the status of Options granted or which are exercisable under the Option Plans. The Option Plans provide that the Board of Directors of the Company may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided that no such modification, extension or renewal shall confer on the Optionee any right or benefit which could not be conferred by the grant of a new Option at such time, and shall not materially decrease the Optionee's benefits under the Option without the Optionee's consent, except as provided under Section 18 of both Option Plans, which permits amendment of the Option Plans.

         Option Price. The exercise price for the purchase of shares subject to an Incentive Stock Option at the date of grant may not be less than 100 percent (100%) of the fair market value of the shares covered by the Incentive Stock Option on that date. If an Optionee owns Common Stock representing more than ten percent of the outstanding Common Stock at the time an Incentive Stock Option is granted, then the Option Price shall not be less than 110 percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted. No more than $100,000 of Incentive Stock Options can become exercisable for the first time in any one year for any one person. Pursuant to the Plan, the exercise price per share for Non-Incentive Stock Options shall be such price as the Committee may determine in its sole discretion. The exercise price of Options must be paid for in full in cash or shares of Common Stock, or a combination of both.

         If the Common Stock is listed on a national securities exchange at the time of granting an Incentive Stock Option, then the exercise price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Incentive Stock Option is granted; or if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Incentive Stock Option, then the exercise price per share shall be not less than the mean between the bid and asked price on the date the Incentive Stock Option is granted or, if there is no bid and asked price on said date, then on the immediately next business day on which there was a bid and asked price. If no such bid and asked price is available, then the exercise price per share shall be determined by the Committee.

         Limitations on Grant of Options. Except as may be specifically provided by the terms of the Option Plans, the granting of Options is made at the sole discretion of the Committee. Further, the aggregate Fair Market Value of the Common Stock for which an employee may be granted Incentive Stock Options which become first exercisable in any calendar year may not exceed $100,000. Notwithstanding the foregoing limitation, the Committee may grant Options in excess of this limitation, provided said Options are clearly and specifically designated as not being Incentive Stock Options, as defined in Section 422 of the Code.

         Option Period. The term of exercisability of an Option granted under the Option Plans shall be established by the Committee, but may not be for more than ten years from the date of grant of the Option, except in the case of an Optionee who owns stock representing more than 10% of the Common Stock outstanding at the time an Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years from the date of the grant. In general, Options will not be exercisable after the expiration of their term as set forth in the Option Plans and/or an Option Agreement.

         In the event that an Optionee ceases to serve as an employee of the Company for any reason other than permanent and total disability or death, an exercisable Incentive Stock Option will generally continue to be exercisable for three months but in no event after the expiration date of the Option. In the event of the permanent and total disability or death of an Optionee during such service, an exercisable Incentive Stock Option will continue to be exercisable for one year in the case of disability and two years in the case of death, to the extent exercisable by the Optionee immediately prior to his or her permanent and total disability or death, but in no event after the expiration date of such Options. The terms and conditions of Non-Incentive Stock Options relating to the impact of an Optionee's termination of employment, permanent and total disability or death shall be such terms as the Committee, in its sole discretion, shall determine at the time of termination, unless specifically provided for by the terms of an Option Agreement at the time of grant of the Option.

         Under the Option Plans, the Committee's determination regarding whether an Optionee's employment has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby. A total of six months must elapse between the date of grant of an Option and the date of the sale of Common Stock received through the exercise of such Option.

     Non-transferability.   No  Option   granted   under  the  Option  Plans  is
transferable other than by will or the laws of descent and distribution.

         Conditions of Exercise. Options may be exercised only during the periods specified in the Option Plans or the Option Agreement, certain information as to which is provided above. (see "Option Period"). Except as described above and as may be limited by an Option Agreement, there is no limitation upon the number of Options that may be exercised in any one year, and Options not exercised in any one year may be exercised in subsequent years over the term of the Option. The Committee may impose additional conditions upon the rights of an Optionee to exercise any Option which are not inconsistent with the terms of the Plan, and in the case of Incentive Stock Options, not inconsistent with the requirements for qualification under Section 422 of the Code. Incentive Stock Options will be first exercisable at the rate as specifically set forth in the Optionee's Option Agreement.

         Payment for Options. Under the Option Plans, full payment for each share of Common Stock purchased upon the exercise of any Option shall be made at the time of exercise of such Option and shall be paid in cash (in United States dollars), Common Stock, or a combination of cash and Common Stock.

Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefore has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until the shares of Common Stock are issued to him or her.

         Cashless Exercise. An Optionee who has held an Option for at least six months may engage in the "cashless exercise" of the Option. In a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, he can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company.

         Issuance of Common Stock. Shares issued to Optionees upon exercise of Options may be either authorized but unissued shares or treasury shares. In either case, the Optionee shall not pay any fees, commissions, or other charges for such Common Stock other than the exercise price as stated in the Option Agreement. Cash proceeds from the sale of Common Stock issued pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Shares of Common Stock shall not be issued with respect to any Option granted under the Option Plans unless the issuance and delivery of such Common Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "1933 Act"), the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed.

         Inability of the Company to obtain approval from any regulatory body or authority deemed by the Company or counsel thereto to be necessary for the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Common Stock. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from any additional registration requirements of federal or state securities laws.

Recapitalization, Merger, Consolidation, Change in Control, and
Similar Transactions

         Subject to any required action by the shareholders of the Company, within the sole discretion of the Committee, the aggregate number of shares of Common Stock for which Options may be granted under the Option Plans, the number of shares of Common Stock covered by each outstanding Option and the exercise price per share of Common Stock of each Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without a receipt of consideration by the Company (other than by shares held by dissenting stockholders).

         In the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation, or other extraordinary corporate action, the Committee, in its sole discretion, shall have the power, prior to or subsequent to such action or events, to (i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price per share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Options; (ii) cancel any or all previously granted Options, providing that appropriate consideration is paid to the Optionee in connection therewith; and/or (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate, or advisable. However, no action may be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code.

         The Committee has at all times the power to accelerate the exercise date of all Options granted under the Option Plans. In the case of any change in control of the Company or imminent change in control as determined by the Committee, all outstanding options shall become immediately exercisable. A change in control is defined in both the Option Plans as: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Company or the Bank; (ii) the execution of an agreement for merger or recapitalization whereby the Company or the Bank is not the surviving entity;
(iii) a change of control of the Company or the Savings Bank as otherwise defined by the Office of Thrift Supervision ("OTS") or its regulations; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of Section 13(d) of the 1934 Act and rules and regulations promulgated thereunder) of 25% or more of the outstanding voting securities of the Company or the Bank by any person, trust, entity or group.

         An "imminent change in control" is defined in the Option Plans as any offer or announcement, written or oral, by any person or persons acting as a group, to acquire control of the Company or the Bank. The determination of the Committee as to whether a change in control or imminent change in control has occurred shall be conclusive and binding.

Amendment and Termination of the Option Plans

         The Board of Directors may alter, suspend, or discontinue the Option Plans, except that no action of the Board may increase the maximum number of shares permitted to be optioned under the Option Plans, materially increase the benefits accruing to Participants or materially modify the requirements for eligibility for participation in the Option Plans unless such action of the Board shall be subject to approval or ratification by the shareholders of the Company.

Restrictions on Resale

         Unless specifically included as a term and condition of any Option, there are no restrictions on the resale of Common Stock acquired upon the exercise of Options. The Option Plans permit the Committee to provide as a condition to the exercise of an Option that the shares acquired upon the exercise of such Options may be subject to a "Right of Repurchase" by the Company. At this time, the Company has no intention to grant Options subject to such "Right of Repurchase." Shares of Common Stock, however, may be resold only in compliance with the registration requirements of the 1933 Act, and applicable state securities laws.

         Under the 1933 Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the Option Plans only (i) in accordance with the provisions of Rule 144 under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act.

         As defined in Rule 405 under the 1933 Act, an affiliate of the Company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise. Therefore, each Optionee should consult his counsel concerning whether he is an affiliate of the Company and the attendant restrictions on the resale under the 1933 Act of Common Stock acquired pursuant to the Option Plans.

         In addition, the receipt of an Option to purchase Common Stock by an officer or director of the Company, or the beneficial owner of 10% or more of the outstanding Common Stock, is a reportable transaction under Section 16 of the 1934 Act, and Forms 3, 4, or 5 are required to be filed with the Securities and Exchange Commission in connection with such transaction. The sale by an officer, director, or 10% holder of Common Stock issued upon an exercise of an Option within six months after the receipt of such Option may create liability of such persons to the Company under the "short-swing profit" provisions of
Section 16(b) of the 1934 Act.

Federal Income Tax Consequences

         Under present federal tax laws, awards under the Option Plans will have the following consequences:

         1. The grant of an Option will not by itself result in the recognition of taxable income to the Optionee nor entitle the Company to a deduction at the time of such grant.
         2. The exercise of an Option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code generally will not, by itself, result in the recognition of taxable income to the Optionee nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the Option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax for the Optionee. The Optionee will recognize capital gain or loss upon resale of the shares received upon such exercise, provided that such shares are held for at least one year after the Option exercise or two years after the grant of the Incentive Stock Option, whichever is later. Generally, if the shares are not held for that period, the Optionee will recognize ordinary income upon disposition in an amount equal to the difference between the exercise price and the fair market value on the date of exercise, or, if less, the sales proceeds of the shares acquired pursuant to the exercise of such Incentive Stock Option.
         3. The exercise of a Non-Incentive Stock Option will result in the recognition of ordinary income by the Optionee on the date of exercise in an amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares acquired pursuant to the exercise of such Non-Incentive Option.
         4. The Company will be allowed a tax deduction for federal tax purposes equal to the amount of ordinary income recognized by an Optionee at the time the Optionee recognizes such ordinary income under either an Incentive Stock Option or a Non- Incentive Stock Option.

         The foregoing provides only a general summary of the federal income tax consequences applicable to Optionees under the Option Plans. Each Optionee is urged to consult his or her own tax advisor for information regarding applicable federal and state tax consequences.

Annual Report to Shareholders

         The Company's consolidated financial statements for the period ended December 31, 1997, as contained in the Company's Prospectus, dated May 14, 1998 are incorporated by reference in the Registration Statement to which this Prospectus is a part. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of business on such record date. Any person wishing to receive a copy of the Annual Report to Stockholders may obtain a copy by writing the Company at the address set forth below under "Additional Information."

Additional Information

         Additional updating information with respect to the Common Stock and the Option Plans covered herein may be provided in the future to Participants by means of appendices to this Prospectus. The nature and frequency of any reports to be made to Participants as to their participation in the Option Plans will be determined by the Committee.

         The Company upon written or oral request, will provide without charge to any person to whom this Prospectus is delivered: a copy of either of the
Option  Plans,  a  copy  of its  latest  Annual  Report  to  Stockholders  (when available) and a copy of any and all of the documents that have been incorporated by reference in Item 3 of Part II of the Registration Statement of which this Prospectus is a part, and that such documents are deemed incorporated by reference in this 1933 Act Section 10(a) Prospectus. Further, other documents required to be delivered to Participants as specified in Item 9 of Part II of the Registration Statement are available upon request. Any such request can be oral or in writing and should be addressed to the Corporate Secretary, 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128. The Registrant's telephone number is (215) 483-2800.

Legal Opinion

         The validity of the Common Stock offered hereby has been passed on for the Company by Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 3.  Incorporation of Certain Documents by Reference

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at present rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement and the Prospectus constituting Part I of this Registration Statement:

     (1) The Company's Registration Statement on Form S-1 (No. 333-48749) filed with the Commission on March 26, 1998 and amendments thereto;

     (2) The Company's Quarterly Reports filed on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998; and

     (3) The Company's Registration Statement on Form 8-A as filed with the Commission on May 12, 1998.

         All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 1741 through 1747 of the Pennsylvania Business Corporation Act sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

         The Articles of Incorporation of the Company (the "Articles"), requires indemnification of directors, officers and employees to the fullest extent permitted by Pennsylvania law.

         The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Articles.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Thistle Group Holdings, Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Philadelphia in the Commonwealth of Pennsylvania, on the 18th day of November 1998.

                                      Thistle Group Holdings, Co.


                                      By: /s/ John F. McGill
                                          --------------------------------------
                                          John F. McGill, Jr.
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Thistle Group Holdings, Co., do hereby severally constitute and appoint John F. McGill, Jr. and Jerry A. Naessens our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said John F. McGill, Jr. and Jerry A. Naessens may deem necessary or advisable to enable Thistle Group Holdings, Co. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John F. McGill, Jr. and Jerry A. Naessens shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of November 18th, 1998.


/s/ John F. McGill, Jr.                             /s/ Francis E. McGill, III
-------------------------------------               ----------------------------
John F. McGill, Jr.                                 Francis E. McGill, III
President and Chief Executive Officer               Director
(Principal Executive Officer)


/s/ Jerry A. Naessens                               /s/ Add B. Anderson, Jr.
-------------------------------------               ----------------------------
Jerry A. Naessens                                   Add B. Anderson, Jr.
Chief Financial Officer and Secretary               Director
(Principal Financial and Accounting Officer)


/s/ Michael G. Crofton                              /s/ Patrick T. Ryan
------------------------------------                ----------------------------
Michael G. Crofton                                  Patrick T. Ryan
Director                                            Director

                                INDEX TO EXHIBITS


Exhibit                     Description                                   Page
-------                     -----------                                   ----

  4.1    Thistle Group Holdings, Co. 1992 Stock Option Plan                19

  4.2    Thistle Group Holdings, Co. 1994 Stock Option Plan                32

  4.3    Form of Stock Option Agreement to be entered into                 47
         with respect to Incentive Stock Options

  4.4    Form of Stock Option Agreement to be entered into                 52
         with respect to Non-Incentive Stock Options

  5.1    Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to the         57
         validity of the Common Stock being registered

  23.1   Consent of Malizia, Spidi, Sloane & Fisch, P.C. (appears          57
         in their opinion filed as Exhibit 5.1)

  23.2   Consent of Independent Accountants                                59

  24     Reference is made to the Signatures section of this               --
         Registration Statement for the Power of Attorney contained therein